Exhibit 99.1

For release: February 15, 2012

Analyst Contact: Simon Burton, CFA, (269) 961-6636

Media Contact: Kris Charles (269) 961-3799

KELLOGG COMPANY ANNOUNCES AGREEMENT

TO ACQUIRE PROCTER & GAMBLE’S PRINGLES BUSINESS

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced that it has entered into an agreement to acquire Procter & Gamble’s Pringles® business (“Pringles”) for $2.695 billion. Pringles is an excellent strategic fit for Kellogg Company. It significantly advances the company’s goal of building a global snacks business on par with its global cereal business.

Kellogg has established a strong U.S.-based snacks business since its successful acquisition of Keebler more than a decade ago. With the acquisition of Pringles, the company will build a truly global snacks platform and organization for further growth.

Highlights of the acquisition include:

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Pringles’ brand strength and consumer appeal fit well with Kellogg Company’s core strengths in brand-building and innovation, adding a complementary product to its high-quality snacks brands, most notably Keebler, Cheez-It and Special K Cracker Chips.

•	In the U.S., the acquisition provides a new source of growth for the company’s already strong presence in the snacks category.

•	Internationally, Pringles provides a strong brand and an established platform from which Kellogg can more aggressively leverage its brands in the international snacks category.

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Kellogg will benefit from the collective expertise of more than 1,700 talented Pringles employees. The similar heritage, culture and values of Kellogg and P&G are expected to facilitate a smooth transition.

•	The companies expect to complete the transaction in the summer of 2012, pending necessary regulatory approvals.

“We are excited to announce this strategic acquisition,” said John Bryant, Kellogg Company’s president and chief executive officer. “Pringles has an extensive global footprint that catapults Kellogg to the number two position in the worldwide savory snacks category, helping us achieve our objective of becoming a truly global cereal and snacks company. We are delighted to welcome the employees of the Pringles organization to Kellogg. Their collective passion and commitment has resulted in Pringles’ well-deserved acclaim as one of the most recognized brands in the world.”

P&G’s Chairman, President and Chief Executive Officer, Bob McDonald, added, “This is an excellent development for P&G, Pringles and Kellogg, creating value for our shareholders and representing an outstanding opportunity for Pringles employees with a leading company in the Food sector. Kellogg shares similar values and principles to us and we are confident that the Pringles business will thrive under Kellogg’s leadership.”

Pringles is the world’s second largest player in savory snacks1, with $1.5 billion in sales across more than 140 countries and manufacturing operations in the U.S., Europe and Asia. The stacked potato crisp has been a mainstay in supermarket snack aisles for more than four decades and is immediately identified by snack lovers worldwide by its unique saddle shape and distinct canister packaging.

The Pringles business enhances Kellogg Company’s existing production capabilities with the addition of two world-class manufacturing facilities, one in Tennessee and one in Belgium.

Details of the Transaction

Kellogg Company has agreed to pay Procter & Gamble $2.695 billion in cash for the Pringles business. This is before significant future tax benefits.

As a result, Kellogg anticipates increasing its outstanding debt by approximately $2 billion, and expects to limit its share repurchase program to proceeds received by the company from employee option exercises for approximately two years to allow the company to reduce the increased levels of debt.

Kellogg Company’s financial performance in 2012 will depend on several factors, including the exact date of closing. However, assuming the transaction closes on or around June 30, 2012, Kellogg expects that the transaction will:

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Be accretive to earnings in 2012 by between $0.08 and $0.10 per share before the impact of transaction and one-time costs and changes to the share repurchase program; including these items, the transaction will be dilutive to earnings per share in 2012 by between $0.11 and $0.16 per share.

•

Generate one-time costs of between $160 million and $180 million. The company expects that between $70 million and $90 million of these costs will be recognized in 2012, a lesser amount in 2013, and the remainder in 2014.

•	Generate synergies of at least $10 million in 2012, more in 2013 and ongoing synergies of between $50 million and $75 million a year thereafter.

[1]	Source: Euromonitor

“Pringles is an exciting brand in a large and growing category,” Bryant said. “The addition of Pringles to our global cereal and snacks portfolio will provide an excellent return for stakeholders and better position us for future, profitable growth.”

The transaction is subject to customary conditions, including receipt of required regulatory approvals.

Conference Call / Webcast

Kellogg Company will discuss the acquisition with analysts and investors during a conference call on Wednesday, February 15, 2012 from 7:45 – 8:30 am ET. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (888) 338-8373 in the U.S., and (973) 872-3000 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. A replay of the conference call will be available by dialing (800) 585-8367 in the U.S., and (404) 537-3406 outside of the U.S. with passcode 53030669. The company also plans to update analysts and investors at the Consumer Analysts Group of New York (CAGNY) annual conference on Feb. 22, 2012, and periodically as it completes its further review of the business.

About Kellogg Company

With 2011 sales of more than $13 billion, Kellogg Company (NYSE: K) is the world’s leading producer of cereal and a leading producer of snacks and frozen foods. Our well-loved brands, produced in 18 countries and marketed in more than 180 countries, include Cheez-It®, Coco Pops®, Corn Flakes®, Eggo®, Frosted Flakes®, Kashi®, Keebler®, Kellogg’s®, Mini-Wheats®, Pop-Tarts®, Rice Krispies®, Special K®, and many more. To learn more about Kellogg Company, including our corporate responsibility initiatives and rich heritage, please visit www.kelloggcompany.com.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the acquisition of the Pringles business, the company’s strategy, and the company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can” or words or phrases of similar meaning.

The company’s actual results or activities may differ materially from these predictions. The company’s future results could also be affected by a variety of factors, including the ability to complete the acquisition of the Pringles business, impact of competitive conditions; the effectiveness of pricing, advertising and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the company undertakes no obligation to publicly update them.